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PRODUCT SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008
AND PROSPECTUS DATED MARCH 29, 2007

           Credit Suisse

Return Enhanced Notes (REN)
and
Buffered Return Enhanced Notes (BREN)
and
Dual-Directional Buffered Return Enhanced Notes (M-BREN)
Linked to the Value of a Basket of One or More Indices

          The securities offered by this product supplement, which we refer to as the "notes," will be linked to the value of a basket (the "basket") comprised of one or more market indices (each such index, a "reference index"). The number of reference indices to which the basket is linked will be specified in the applicable pricing supplement.

          The maturity date of each note will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on any valuation date.

          The redemption amount of the notes at maturity will depend on whether the notes offered pursuant to the applicable pricing supplement are linked to the value of I) a return-enhanced basket of indices or a buffered, return-enhanced basket of indices or II) a basket of buffered, return-enhanced indices.

  I)
  If the notes are linked to a return-enhanced basket of indices or a buffered, return-enhanced basket of indices, then the redemption amount will be calculated as follows:

  •
  If the basket return (as calculated below) is greater than zero, then the redemption amount will be equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (y) the basket return, and (z) the upside leverage factor specified in the pricing supplement, subject to the maximum return.

  •
  If the basket return is equal to or less than zero by not less than the buffer amount, if any, then the redemption amount will be equal to the principal amount of the notes.

  •
  If the basket return is less than zero by an amount greater than the buffer amount, then the redemption amount will be equal to the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus the buffer amount, if any, and (y) the downside leverage factor.

    The basket return will be equal to the sum of the products of (a) the index return of each reference index, and (b) the weighting amount specified in the applicable pricing supplement with respect to each reference index.

  II)
  If the notes are linked to the value of a basket of buffered, return-enhanced indices, then the redemption amount will equal the principal amount of the notes multiplied by the sum of 1 plus the basket return calculated as set forth below. The basket return will be equal to the sum of the products of (a) the return of each basket component, which we refer to as the "component return," and (b) the weighting amount specified in the applicable pricing supplement with respect to each such basket component. The component return for each basket component is calculated as follows:

  •
  If the final index level of the reference index for that basket component specified in the applicable pricing supplement is greater than the initial index level of such reference index, then the component return will be equal to the product of (a) the index return of such reference index and (b) the upside leverage amount specified in the applicable pricing supplement, subject to a cap equal to the respective maximum return, if any, specified in the pricing supplement.

  •
  If the final index level of such reference index is equal to or less than the initial index level of such reference index by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will depend on whether the notes offered pursuant to the applicable pricing supplement are Buffered Return Enhanced Notes (BREN) or Dual-Directional Buffered Return Enhanced Notes (M-BREN). If the notes are BREN notes and the final index level of such reference index is equal to or less than the initial index level of such reference index by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be zero. If the notes are M-BREN notes and the final index level of such reference index is equal to or less than the initial index level of such reference index by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be the absolute value of the index return.

  •
  If the final index level of such reference index is less than the initial index level of such reference index by more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be equal to the product of (a) the index return of such reference index plus such buffer amount and (b) the downside leverage factor specified in the applicable pricing supplement.

          With respect to each reference index to which any note is linked, the index return is equal to the quotient of (a) the final index level, determined as set forth in the applicable pricing supplement, minus the initial index level, as specified in the applicable pricing supplement, and (b) such initial index level.

          Please refer to "Risk Factors" beginning on page PS-4 for risks related to an investment in the notes.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

          The notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is July 15, 2008.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes. The information in this document may only be accurate on the date of this document.

        We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Plan of Distribution" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

NOTICE TO INVESTORS

  Argentina

        The notes are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

  Uruguay

        This is a private offering. The notes have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

  Brazil

        Each purchaser of the notes will be required to represent and agree that it has not offered or sold, and will not offer or sell, any securities in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

  Mexico

        The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement and the accompanying pricing supplement and prospectus may not be publicly distributed in the United Mexican States.

  Chile

        NEITHER THE ISSUER NOR THE NOTES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRODUCT SUPPLEMENT AND THE ACCOMPANYING PRICING SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE NOTES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

  European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant

i

implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of notes described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this product supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

ii

SUMMARY

        The following is a summary of the terms of the notes and factors that you should consider before deciding to invest in the notes. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the notes and other considerations that are important in making a decision about investing in the notes. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the notes. All of the information set forth in this "Summary" section is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of notes will contain the specific terms of that offering and related information. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the Return Enhanced Notes ("REN"), the Buffered Return Enhanced Notes ("BREN") and the Dual-Directional Buffered Return Enhanced Notes ("M-BREN") and how is the redemption amount calculated?

        The Return Enhanced Notes, Buffered Return Enhanced Notes and Dual-Directional Buffered Return Enhanced Notes, or the notes, are notes issued by us, the return on which is linked to the performance of an index or a basket of indices. The number of reference indices to which each note is linked will be specified in the applicable pricing supplement.

        The redemption amount you will receive in cash at maturity will depend on whether the notes offered pursuant to the applicable pricing supplement are linked to the value of I) a return-enhanced basket of indices or a buffered, return-enhanced basket of indices or II) a basket of buffered, return-enhanced indices.

  I)
  If the notes are linked to a return-enhanced basket of indices or a buffered, return-enhanced basket of indices, then the redemption amount will be calculated as follows:

  •
  If the basket return (as calculated below) is greater than zero, then the redemption amount will be equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (y) the basket return, and (z) the upside leverage factor specified in the pricing supplement, subject to the maximum return.

  •
  If the basket return is equal to or less than zero by not less than the buffer amount, if any, then the redemption amount will be equal to the principal amount of the notes.

  •
  If the basket return is less than zero by an amount greater than the buffer amount, if any, then the redemption amount will be equal to the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus the buffer amount, if any, and (y) the downside leverage factor.

    The basket return will be equal to the sum of the products of (a) the index return of each reference index, and (b) the weighting amount specified in the applicable pricing supplement with respect to each reference index.

  II)
  If the notes are linked to the value of a basket of buffered, return-enhanced indices, then the redemption amount will equal the principal amount of the notes multiplied by the sum of 1 plus the basket return calculated as set forth below. The basket return will be equal to the sum of the products of (a) the return of each basket component, which we refer to as the "component return," and (b) the weighting amount specified in the applicable pricing supplement with respect to each such basket component. The component return for each basket component is calculated as follows:

    •
    If the final index level of the reference index for that basket component specified in the applicable pricing supplement is greater than the initial index level of such reference index, then the component return will be equal to the product of (a) the index return of such reference index and (b) the upside leverage amount specified in the applicable pricing supplement, subject to a cap equal to the respective maximum return, if any, specified in the pricing supplement.

    •
    If the final index level of such reference index is equal to or less than the initial index level of such reference index by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will depend on whether the notes offered pursuant to the applicable pricing supplement are Buffered Return Enhanced Notes (BREN) or Dual-Directional Buffered Return Enhanced Notes (M-BREN). If the notes are BREN notes and the final index level of such reference index is equal to or less than the initial index level of such reference index by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be zero. If the notes are M-BREN notes and the final index level of such reference index is equal to or less than the initial index level of such reference index by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be the absolute value of the index return.

    •
    If the final index level of such reference index is less than the initial index level of such reference index by more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be equal to the product of (a) the index return of such reference index plus such buffer amount and (b) the downside leverage factor specified in the applicable pricing supplement.

        With respect to each reference index to which any note is linked, the index return is equal to the quotient of (a) the final index level, determined as set forth in the applicable pricing supplement, minus the initial index level, as specified in the applicable pricing supplement, and (b) such initial index level.

        For a further description of how the redemption amount at maturity will be calculated, please refer to the "Description of the Securities—Redemption amount" the section beginning on page PS-13.

Are there risks involved in investing in the notes?

        An investment in the notes involves risks. Please see the "Risk Factors" section beginning on page PS-4.

        The notes are not wholly principal-protected.    An investment in the notes is not wholly principal-protected and you may receive less at maturity than you originally invested in the notes. If you purchase the notes and the redemption amount on the maturity date is less than the principal amount of the notes, then your principal investment will depreciate by an amount equal to the difference between the purchase price and redemption amount of the notes. See the "Description of the Securities—Redemption amount" section beginning on page PS-13.

        The notes may pay less than the full appreciation of the reference index or indices.    If the notes are linked to the value of a basket of buffered, return-enhanced indices and a reference index increases, the respective component return will be based on the upside leverage factor, if any, specified in the applicable pricing supplement of the increase in the reference index, and will be subject to a maximum return if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the reference index increases, the component return will not perform as well as a direct investment in the reference index if the reference index appreciates above the maximum return, if any. Because the redemption amount is based on the component returns of each basket component, the redemption amount may be restricted by the maximum return, if any, applicable to each basket component. If the notes are linked to the value of a buffered, return-enhanced basket of indices and the basket return is positive, the redemption amount of the notes will be based on the basket return multiplied by the upside leverage factor, if any, specified in the applicable pricing supplement, and will be subject to a maximum return if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the basket return is positive, an investment in such notes will not perform as well as a direct investment in the basket of reference indices to which such notes are linked if the basket of reference indices appreciates above the maximum return, if any.

        There is potential for magnified losses on reference index returns.    If the notes are linked to the value of a basket of buffered, return-enhanced indices and a reference index with respect to a basket component depreciates by more than the buffer amount, if any, specified in the applicable pricing supplement, the component return for that component will equal the product of (a) the index return of the applicable reference index plus such buffer amount, if any, and (b) the downside leverage factor specified in the applicable pricing supplement. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 and the respective reference index's depreciation exceeds the buffer amount, if any, a basket component's losses on a percentage basis will exceed its respective reference index's losses on a percentage basis, which will in turn have a negative impact on the basket return and redemption amount of a note. If the notes are linked to the value of a buffered, return-enhanced basket of indices, and the basket return is less than zero by an amount greater than the buffer amount, then the redemption amount will equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus the buffer amount, and (y) the downside leverage factor. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 and the basket return is less than zero by an amount greater than the buffer amount, if any, the losses on the note on a percentage basis will exceed the note's respective reference indices' losses on a percentage basis.

Will I receive interest on the notes?

        You will not receive any interest payments on the notes for the entire term of the notes.

Does investment in the notes entitle me to any ownership interests in a reference index underlying the note?

        An investment in the notes does not entitle you to any ownership interest in any reference index.

If a reference index underlying any basket component is an equity index, will I receive any dividend payments on, or have shareholder rights in, the stocks comprising the reference index?

        As a holder of the notes, you will not receive any dividend payments or other distributions on the stocks comprising any reference index or have voting or any other rights of a holder of the stocks comprising any reference index.

Will there be an active trading market in the notes?

        If specified in the applicable pricing supplement, application will be made to list the notes on the American Stock Exchange. No assurance can be made that the application will be approved or the notes will be listed. Regardless of whether or not the notes are listed, there is no assurance that a liquid trading market will develop for the notes. Unless otherwise stated in the applicable pricing supplement, Credit Suisse Securities (USA) LLC currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time.

        If you have to sell your notes prior to maturity, you may have to sell them at a substantial loss.

RISK FACTORS

        A purchase of the notes involves risks. This section describes significant risks relating to the notes. We urge you to read the following information about these risks, together with the other information in this product supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

The notes are not wholly principal-protected

        An investment in the notes is not wholly principal-protected and you may receive less at maturity than you originally invested in the notes. If you purchase the notes and the redemption amount on the maturity date is less than the principal amount of the notes, then your principal investment will depreciate by an amount equal to the difference between the purchase price and redemption amount of the notes. See the "Description of the Securities—Redemption amount" section beginning on page PS-13.

There is potential for magnified losses on reference index returns

        If the notes are linked to the value of a basket of buffered, return-enhanced indices and a reference index with respect to a basket component depreciates by more than the buffer amount, if any, specified in the applicable pricing supplement, the component return for that component will equal the product of (a) the index return of the applicable reference index plus such buffer amount, if any, and (b) the downside leverage factor specified in the applicable pricing supplement. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 and the respective reference index's depreciation exceeds the buffer amount, if any, a basket component's losses on a percentage basis will exceed its respective reference index's losses on a percentage basis, which will in turn have a negative impact on the basket return and redemption amount of a note.

        If the notes are linked to the value of a buffered, return-enhanced basket of indices, and the basket return is less than zero by an amount greater than the buffer amount, then the redemption amount will equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus the buffer amount, and (y) the downside leverage factor. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 and the basket return is less than zero by an amount greater than the buffer amount, if any, the losses on the note on a percentage basis will exceed the note's respective reference indices' losses on a percentage basis.

The notes may pay less than the full index appreciation

        If the notes are linked to the value of a basket of buffered, return-enhanced indices and a reference index increases, the respective component return will be based on the upside leverage factor, if any, specified in the applicable pricing supplement of the increase in the reference index, and will be subject to a maximum return if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the reference index increases, the component return will not perform as well as a direct investment in the reference index if the reference index appreciates above the maximum return, if any. Because the redemption amount of such notes is based on the component returns of each basket component, the redemption amount may be restricted by the maximum return, if any, applicable to each basket component.

        If the notes are linked to the value of a return-enhanced basket of indices or a buffered, return-enhanced basket of indices and the basket return is positive, the redemption amount of the notes will be based on the basket return multiplied by the upside leverage factor, if any, specified in the applicable pricing supplement, and will be subject to a maximum return if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the basket return is positive, an investment in such notes will not perform as well as a direct investment in the basket of reference indices to which such notes are linked if the basket of reference indices appreciates above the maximum return, if any.

The notes do not pay interest

        We will not pay interest on the notes. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the reference index or indices underlying the basket component or components. Because the redemption amount due at maturity may be less than the amount originally invested in the notes, the return on the notes (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each note may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

An investment in the notes is not the same as an investment in the stocks comprising the reference index or indices underlying the basket component or components

        The payment of dividends on the stocks that comprise a reference index generally has no effect on the calculation of the level of such a reference index. Therefore, the return on your investment based on the percentage change in the reference index is not the same as the total return based on the purchase of those underlying stocks. As an investor in the notes, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that comprise the reference index.

The formula for determining the redemption amount does not take into account all developments in the reference index or indices prior to the valuation date or dates

        Changes in the level of a reference index during the term of the notes before the index valuation date or dates on which the final index level is calculated may not be reflected in the calculation of the redemption amount payable at maturity. The calculation agent will calculate the redemption amount by comparing the initial index level only with the closing level of the reference index on the valuation date or dates specified in the applicable pricing supplement. No other index levels will be taken into account. As a result, you may lose part of your investment even if the reference index has risen at certain times during the term of the notes before falling to a level below the initial index level on the date or dates on which the final index level is calculated.

There may be little or no secondary market for the notes

        If specified in the applicable pricing supplement, application will be made to list the notes on the American Stock Exchange, but no assurance can be made that the application will be approved or the notes will be listed. Regardless of whether or not the notes are listed, we cannot assure you that a secondary market for the notes will develop. Unless otherwise stated in the applicable pricing supplement, Credit Suisse Securities (USA) LLC currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time. If you have to sell your notes prior to maturity, you may have to sell them at a substantial loss.

You have no recourse to the index sponsor or to the issuers of the stocks comprising any reference index

        You will have no rights against the sponsor of any reference index (the "index sponsor") or to the issuers of the stocks comprising such reference index. The notes are not sponsored, endorsed, sold or promoted by any index sponsor or any such issuer. No index sponsor or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No index sponsor or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the notes in particular, or the ability of the reference index to track general stock, sector or industry performance or to track the behavior of any other economic variable to which it may refer. Except as otherwise specified in the applicable pricing supplement, the index sponsor's only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of the reference index, which is determined, composed and calculated by the index sponsor without regard to us or the notes. The index sponsor has no obligation to take our needs or your needs into consideration in determining, composing or calculating the reference index. No index sponsor or any issuer of a stock comprising the reference index is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which the redemption amount of the notes is to be determined. No index sponsor or any such issuer has any liability in connection with the administration, marketing or trading of the notes.

The U.S. federal income tax consequences of the notes are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the notes and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the notes may be influenced by many factors that are unpredictable

        In addition to the level of the reference index on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

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  Interest and yield rates in the market generally.

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  Economic, financial, political and regulatory or judicial events that affect the stocks comprising any reference index or stock markets generally and that may affect the appreciation of any reference index.

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  The volatility and expected volatility of each reference index.

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  The time remaining to maturity of the notes.

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  The dividend rate on the stocks comprising each reference index.

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  The exchange rate and volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the stocks comprising the reference index are denominated in a currency other than the currency of which the reference index is denominated.

  •
  Our creditworthiness, including actual and anticipated downgrades in our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of the impact of any change resulting from another factor or factors.

Our hedging activity may affect the value of the components comprising a reference index and therefore the market value of the notes

        We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the components comprising a reference index or in other instruments, such as options, swaps or futures, based upon the components comprising such reference index. This hedging activity could affect the value of the components comprising the reference index and therefore the market value of the notes. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines.

Historical performance of any reference index is not indicative of future performance

        The future performance of any reference index cannot be predicted based on its historical performance. We cannot guarantee that the level of any such reference index will increase or that you will not receive at maturity an amount substantially less than the principal amount of the notes.

Adjustments to a reference index could adversely affect the notes

        The index sponsor is responsible for calculating and maintaining its respective reference index. The index sponsor can add, delete or substitute the components comprising the reference index or make other methodological changes that could change the value of the reference index at any time. The index sponsor may discontinue or suspend calculation or dissemination of the reference index.

        If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of the reference index." Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the notes.

If the basket is linked to two or more reference indices, changes in the value of one or more of the reference indices may offset each other

        If the basket is comprised of two or more reference indices, movements of the values in the reference indices may not correlate with each other. At a time when the level of one or more reference indices increases, the level of one or more of the other reference indices may not increase as much or may even decline. Therefore, in calculating the basket return, increases in the level of one or more of the reference indices may be moderated, or wholly offset, by declines in the level of one or more of the other reference indices.

If a basket or basket component is subject to a maximum return, the appreciation potential of such basket or basket component is limited to the applicable maximum return

        If a return-enhanced or a buffered, return-enhanced basket of indices is subject to a maximum return, or a basket component of a basket of buffered, return-enhanced indices is subject to a maximum return, the appreciation potential of such basket or basket component is limited to the applicable maximum return. Any applicable maximum return will be a percentage that we will determine on the pricing date and that will be set forth in the relevant pricing supplement. Accordingly, if the relevant pricing supplement specifies a maximum return for any basket or basket component, as applicable, the appreciation potential of such basket or basket component is limited to the applicable maximum return, even if, with respect to a buffered, return-enhanced basket of indices, the basket return multiplied by the upside leverage factor is greater than that maximum return or, with respect to a basket component of a basket of buffered, return-enhanced indices, the component return of that basket component multiplied by the upside leverage factor is greater than the maximum return.

The reference indices may not be equally weighted

        If the basket is composed of two or more reference indices, each reference index may have a different weighting amount for determining the value of the basket, depending on the weighting amounts specified in the relevant pricing supplement. For example, the relevant pricing supplement may specify that for a basket linked to the S&P 500® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50®, the respective reference index weightings are 30%, 50% and 20%. One consequence of such an unequal weighting of the reference indices is that the same index return percentage for two of the reference indices may have different effects on the basket return. For example, if the weighting for the Nikkei 225 Index is greater than the weighting for the S&P 500® Index and neither of the reference indices is subject to a buffer amount, a 5% decrease in the Nikkei 225 Index will have a greater effect on the basket return than a 5% decrease in the S&P 500® Index.

The basket may consist of only one basket component

        In certain cases, as specified in the applicable pricing supplement, only one reference index may compose the entire basket. If there is only one reference index, that reference index will be weighted as 100% of the basket.

The weight of each reference index may be determined on a date other than the pricing date

        If so specified in the relevant pricing supplement, the weight of each reference index to which the basket is linked may be determined on a date or dates after the pricing date. For example, the relevant pricing supplement may specify that the weights of the reference indices will be determined based on the relative magnitude of the index return of the reference index for each reference index on a valuation date. As a result, if the relevant pricing supplement so specifies, you will not know the weight assigned to each reference index until a date later than the pricing date, and you may not know the weight assigned to each reference index in the basket prior to the final applicable valuation date.

The final index level for each reference index may be less than the index closing level or closing price for such reference index at the maturity date of the notes or at other times during the term of the notes

        Because the final index level for each reference index is calculated based on the index closing level of such reference index on one or more valuation dates during the term of the notes, the index closing level of each reference index at the maturity date or at other times during the term of the notes, including dates near the valuation date or dates, could be higher than the final index level for such reference index. This difference could be particularly large if there is a significant increase in the index closing levels of one or more of the reference indices after the final valuation date, if there is a significant decrease in the index closing levels of one or more of the reference indices around the time of the valuation date or dates or if there is significant volatility in the index closing levels of one or more of the reference indices during the term of the notes (especially on dates near the valuation date or dates). For example, when the valuation date for one or more of the reference indices is near the end of the term of the notes, then if the index closing level for a reference index increases or remains relatively constant during the initial term of the notes and then decreases below the initial index level, the final index level may be significantly less than if it were calculated on a date earlier than the valuation date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the basket, the reference indices, or the securities underlying the reference indices for which there is an active secondary market.

Investing in a security linked to a reference index based on foreign stocks bears potential risks

        If any reference index contains foreign stocks, an investment in the notes may involve considerations that may not be associated with a security linked to a reference index based on the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse, economic environments.

The notes will be subject to currency exchange risk if the stocks comprising any reference index are not denominated in the same currency as the reference index

        Because the prices of the stocks comprising each reference index will be converted into the currency in which the reference index is denominated (the "base currency") for the purposes of calculating the value of the reference index, your investment will be exposed to currency exchange risk with respect to each of the countries represented in the reference index which do not use the base currency. Your net exposure to such risk will depend on the amount of stocks comprising the reference index that are denominated in a currency other than the base currency, and the extent to which the currencies in which the stocks comprising the reference index are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising the reference index are denominated, the value of the reference index may be adversely affected, and the redemption amount payable on the notes at maturity may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in the reference index. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the reference index and other countries important to international trade and finance.

There may be potential conflicts of interest

        We, Credit Suisse, and/or any other of our affiliates may from time to time buy or sell stocks comprising a reference index or derivative instruments related to a reference index for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or other components or the levels of a reference index, and thus affect the market price and/or redemption amount of the notes.

        In addition, for reference indices where Credit Suisse International, which is an affiliate of ours, acts as the calculation agent for the notes, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Further, for any reference index created on the basis of the HOLT methodology, such methodology and the reference index created on the basis of such methodology, were developed by Credit Suisse Securities (Europe) Limited, an affiliate of Credit Suisse, based on the scoring methodology for composing and rebalancing the reference index developed by HOLT, a division of Credit Suisse. In such cases, the reference index is rebalanced periodically by HOLT. HOLT maintains some discretion on how the calculations comprising the underlying methodology are made, which may affect the rebalancing of the reference index. Because determinations made by Credit Suisse Securities (Europe) Limited and HOLT may affect the redemption amount, potential conflicts of interest may exist between Credit Suisse and its affiliates and you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks underlying a reference index, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks comprising such reference index. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks comprising the reference index and/or the level of the reference index and, consequently, the market price and the redemption amount payable at maturity of the notes.

A market disruption event may postpone the calculation of the closing level on a valuation date or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of a reference index on a valuation date, then the valuation date for that reference index will be postponed to the first succeeding index business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event in respect of such reference index exists on each of the five index business days immediately following the scheduled final valuation date. In that case, (a) the fifth index business day following the scheduled final valuation date will be deemed to be the final valuation date of such reference index, notwithstanding the existence of a market disruption event in respect of such reference index, and (b) the calculation agent will determine the index closing level for such final valuation date on that fifth succeeding index business day in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of each component comprising the reference index (subject to the provisions described under "Description of the Securities—Adjustments to the calculation of the reference index" below). If the notes are linked to a basket consisting of more than one reference index, the valuation dates for each reference index not affected by a market disruption event will be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of one or more reference indices on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which a final index level for each of the reference indices has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to the "Description of the Securities—Maturity date" and "Description of the Securities—Market disruption events" sections on pages PS-13 and PS-15, respectively.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the notes as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of the prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering to hedge our obligations under the notes.

        One or more of our affiliates before and following the issuance of any notes may acquire or dispose of the stocks comprising one or more of the related reference indices or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, one or more reference indices or one or more stocks comprising one or more reference indices to hedge our obligations under the notes. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the reference index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any reference index, there can be no assurance that the level of one or more reference indices will not be affected.

        From time to time after issuance and prior to the maturity of any notes, depending on market conditions (including the level of the related reference index or indices), in connection with hedging certain of the risks associated with the notes, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, one or more the reference indices, or one or more stocks comprising one or more reference indices. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the reference index or the stocks comprising the reference index, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any notes. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the notes will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

General

        The notes are medium-term notes as described in the accompanying prospectus supplement.

Redemption; Defeasance

        The notes are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date for the notes will be specified in the applicable pricing supplement; however, if a market disruption event exists on any valuation date, as determined by the calculation agent, the maturity date will be determined as discussed below under the "Market disruption events" heading below. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously purchased by us and cancelled, each note will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        The redemption amount of the notes at maturity will depend on whether the notes offered pursuant to the applicable pricing supplement are linked to the value of I) a return-enhanced basket of indices or a buffered, return-enhanced basket of indices or II) a basket of buffered, return-enhanced indices.

  I)
  If the notes are linked to a return-enhanced basket of indices or a buffered, return-enhanced basket of indices, then the redemption amount will be calculated as follows:

  •
  If the basket return (as calculated below) is greater than zero, then the redemption amount will be equal the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (y) the basket return, and (z) the upside leverage factor specified in the pricing supplement, subject to the maximum return.

  •
  If the basket return is equal to or less than zero by not less than the buffer amount, if any, then the redemption amount will be equal to the principal amount of the notes.

  •
  If the basket return is less than zero by an amount greater than the buffer amount, if any, then the redemption amount will be equal to the principal amount of the notes multiplied by the sum of (a) 1.0, and (b) the product of (x) the basket return plus the buffer amount, if any, and (y) the downside leverage factor.

    The basket return will be equal to the sum of the products of (a) the index return of each reference index, and (b) the weighting amount specified in the applicable pricing supplement with respect to each reference index.

  II)
  If the notes are linked to the value of a basket of buffered, return-enhanced indices, then the redemption amount will equal the principal amount of the notes multiplied by the sum of 1 plus the basket return calculated as set forth below. The basket return will be equal to the sum of the products of (a) the return of each basket component, which we refer to as the "component return," and (b) the weighting amount specified in the applicable pricing supplement with respect to each such basket component. The component return for each basket component is calculated as follows:

    •
    If the final index level of the reference index for that basket component specified in the applicable pricing supplement is greater than the initial index level of such reference index, then the component return will be equal to the product of (a) the index return of such reference index and (b) the upside leverage amount specified in the applicable pricing supplement, subject to a cap equal to the respective maximum return, if any, specified in the pricing supplement.

    •
    If the final index level of such reference index is equal to or less than the initial index level of such reference index by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will depend on whether the notes offered pursuant to the applicable pricing supplement are Buffered Return Enhanced Notes (BREN) or Dual-Directional Buffered Return Enhanced Notes (M-BREN). If the notes are BREN notes and the final index level of such reference index is equal to or less than the initial index level of such reference index by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be zero. If the notes are M-BREN notes and the final index level of such reference index is equal to or less than the initial index level of such reference index by not more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be the absolute value of the index return.

    •
    If the final index level of such reference index is less than the initial index level of such reference index by more than the buffer amount specified in the applicable pricing supplement, then the component return for that basket component will be equal to the product of (a) the index return of such reference index plus such buffer amount and (b) the downside leverage factor specified in the applicable pricing supplement.

        With respect to each reference index to which any note is linked, the index return is equal to the quotient of (a) the final index level, determined as set forth in the applicable pricing supplement, minus the initial index level, as specified in the applicable pricing supplement, and (b) such initial index level.

        A "market disruption event" is, in respect of a reference index, the occurrence or existence on any index business day for the reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

        (a)   an exchange in securities that comprise 20% or more of the level of the reference index based on a comparison of (1) the portion of the level of the reference index attributable to each component comprising the reference index in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of the reference index, in the case of (1) or (2) immediately before that suspension or limitation;

        (b)   a related exchange in options contracts on the reference index; or

        (c)   a related exchange in futures contracts on the reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

        An "index business day" with respect to any reference index is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the applicable exchanges and related exchanges (each as defined below), other than a day on which one or more of the applicable exchanges or related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" with respect to any such reference index means the principal exchange on which any component comprising the reference index is traded. "Related exchange" means any exchange on which futures or options contracts relating to such reference index are traded.

Market disruption events

        If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then the valuation date for that reference index will be postponed to the first succeeding index business day on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event in respect of such reference index exists on each of the five index business days immediately following the scheduled final valuation date. In that case, (a) the fifth index business day following the scheduled final valuation date will be deemed to be the final valuation date of such reference index, notwithstanding the existence of a market disruption event in respect of such reference index, and (b) the calculation agent will determine the index closing level for such final valuation date on that fifth succeeding index business day in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of each component comprising the reference index (subject to the provisions described under the "Adjustments to the calculation of the reference index" heading below). If the notes are linked to a basket consisting of more than one reference index, the valuation dates for each reference index not affected by a market disruption event will be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of one or more reference indices on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which a final index level for each of the reference indices has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement.

Adjustments to the calculation of a reference index

        If any reference index is (a) not calculated and announced by its sponsor or index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor index calculation agent, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the notes in the manner set forth below.

        If (x) on or prior to a valuation date any index sponsor, index calculation agent or index creator, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies a reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the index sponsor or index calculation agent, as applicable (or a successor sponsor or successor index calculation agent, as applicable) fails to calculate and announce such a reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to that change or failure, but using only those components that comprised such index immediately prior to that change or failure. Notice of adjustment of such index will be provided by the trustee in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the notes, absent manifest error.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each note, the arithmetic average, as determined by the calculation agent, of the fair market value of the notes as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any note and surrender the notes to the trustee for cancellation, the trustee will cancel them.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to the "Risk Factors—There may be potential conflicts of interest" section beginning on page PS-9.

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further securities ranking on an equal basis with the notes being offered hereby in all respects. Such further securities will be consolidated and form a single series with the notes being offered hereby and will have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Notices

        Notices to holders of the notes will be made by first class mail, postage prepaid, to the registered holders.

THE BASKET

        If specified in the applicable pricing supplement, the notes may be Select Method Reverse Convertible Notes. The reference shares for any issue of Select Method Reverse Convertible Notes will be selected by Credit Suisse based on the application of a rules-based methodology (the "HOLT scoring methodology") for scoring stocks to the companies comprising the indices specified in the applicable pricing supplement as of the date of the applicable pricing supplement. The HOLT scoring methodology assigns a score to each company for several variables in the three categories (corporate performance, momentum and valuation), which are then weighted to give an overall score per company. The reference shares specified in the applicable pricing supplement will be shares of a company with one of the highest HOLT scores according to the HOLT scoring methodology.

        HOLT is a service of Credit Suisse. The HOLT scoring methodology attempts to identify stocks that satisfy corporate performance, momentum and valuation characteristics measured objectively by converting a company's accounting data into cash flows. This allows comparisons among companies across sectors, regions and over time. HOLT's proprietary database includes over 18,000 companies in more than 55 countries. The HOLT scoring methodology is not intended to predict the future market or financial performance of any company (either in absolute terms or relative to other companies) nor is the ranking of the companies intended to serve as a qualitative ordering of the companies.

        HOLT is a trademark of Credit Suisse or its affiliates in the United States and other countries.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

  •
  a financial institution,

  •
  a mutual fund,

  •
  a tax-exempt organization,

  •
  a grantor trust,

  •
  certain U.S. expatriates,

  •
  an insurance company,

  •
  a dealer or trader in securities or foreign currencies,

  •
  a person (including traders in securities) using a mark-to-market method of accounting,

  •
  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date of this product supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

        There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Our special tax counsel,

Orrick, Herrington & Sutcliffe LLP, has advised that the securities should be treated, for U.S. federal income tax purposes, as a prepaid forward contract, with respect to the reference index or indices that is eligible for open transaction treatment. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the securities as a prepaid forward contract, the balance of this discussion assumes that the securities will be so treated.

        You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption, or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. It is also possible that the IRS would seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax adviser regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder's tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of less than one year, such gain or loss will be short-term capital gain or loss.

        Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of less than one year, such gain or loss will be short-term capital gain or loss.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on whether (a) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (b) income and gain on such an instrument should be ordinary or capital, and (c) foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding Notice 2008-2 and its possible impact on you.

Possible Legislation on Prepaid Forward Contracts

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill. The Bill, if enacted, would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly U.S. federal short-term rate determined under Code section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding the Bill and any future tax legislation that may apply to your securities.

Backup Withholding and Information Reporting

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

        Except as otherwise provided in the applicable pricing supplement, each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law because such purchase, holding and subsequent disposition is covered by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the accompanying prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

        Unless otherwise stated in the applicable pricing supplement, we will sell the notes to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Credit Suisse Securities (USA) LLC may offer the notes it has purchased as principal to other dealers. Credit Suisse Securities (USA) LLC may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by Credit Suisse Securities (USA) LLC from us. Unless otherwise indicated in the applicable pricing supplement, any notes sold to Credit Suisse Securities (USA) LLC as principal will be purchased by Credit Suisse Securities (USA) LLC at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by Credit Suisse Securities (USA) LLC to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described below. After the initial public offering of any notes, the public offering price, concession and discount of such notes may be changed. The applicable pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

        Each issue of notes will be a new issue of notes with no established trading market. Unless otherwise stated in the applicable pricing supplement, Credit Suisse Securities (USA) LLC intends to make a secondary market in the notes. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the notes and any broker-dealer subsidiary or affiliate that does make a market in the notes may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the notes. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Credit Suisse Securities (USA) LLC is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect. We have also agreed to reimburse Credit Suisse Securities (USA) LLC for expenses.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing notes in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

        Credit Suisse Securities (USA) LLC and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        The notes may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or Credit Suisse Securities (USA) LLC that would permit a public offering of the notes or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the notes through Credit Suisse Securities (USA) LLC as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

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PRODUCT SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008 AND PROSPECTUS DATED MARCH 29, 2007
TABLE OF CONTENTS
NOTICE TO INVESTORS
SUMMARY
RISK FACTORS
CREDIT SUISSE
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE BASKET
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
BENEFIT PLAN INVESTOR CONSIDERATIONS
PLAN OF DISTRIBUTION